UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2020, Peabody Energy Corporation (the “Company”) announced the appointment of Darren R. Yeates as the Company’s Executive Vice President and Chief Operating Officer, effective as of November 1, 2020. Mr. Yeates, age 59, has been a member of the Company’s Board of Directors (the “Board”) since February 2020 and will remain on the Board as a non-independent director. However, he will step down from his current positions as a member of Audit Committee and the Health, Safety, Security & Environmental Committee of the Board, and will not thereafter serve on any other committees of the Board.

Prior to this appointment, Mr. Yeates served as a director and principal of Yeates Advisory Services Pty Ltd, a consulting firm he co-founded in November 2016. Mr. Yeates has over 35 years of mining industry experience, recently serving as COO of MACH Energy Australia, a developer and supplier of thermal coal to both the Australian domestic and Asian export markets, from May 2018 to December 2019. He was previously CEO of GVK Hancock Coal from January 2014 to June 2016, and prior to that, spent over 22 years with Rio Tinto in multiple positions, including Acting Managing Director and Chief Operating Officer for Coal Australia. Mr. Yeates has served as a director of WorkPac Pty Ltd, a diversified employment recruiter, since January 2018, and as a director at Emeco Holdings Limited, an Australian mining services company, since April 2017. He also served as a director at Stanmore Coal Limited, an Australian coal company, from May 2019 until February 2020 and recently served as CEO of WorkPac Group.

Mr. Yeates has a Bachelor of Engineering (Mining) from University of Queensland, a Graduate Diploma in Management from the University of Central Queensland and a Graduate Diploma of Applied Finance and Investment from the Securities Institute of Australia. He has an Executive MBA from the Monash Mt Eliza Business School and is a Fellow of the Australian Institute of Company Directors.

Employment Agreement

In connection with Mr. Yeates’ appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Yeates entered into a contract of employment, dated October 22, 2020 (the “Employment Agreement”) with Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of the Company. The material terms of the Employment Agreement are summarized below.

Mr. Yeates will receive: (i) an annual base salary of $700,000; (ii) a one-time cash signing bonus in the amount of $600,000 within 30 days of the commencement of his employment, which is subject to repayment in full in the event that Mr. Yeates voluntarily resigns or is terminated for cause within one year of commencing employment; (iii) a short-term incentive compensation (“STI”) opportunity with a target level of 100% of his base salary, pursuant to the Peabody Energy Corporation 2017 Incentive Plan (the “Plan”), prorated for fiscal year 2020; and (iv) a target long-term incentive compensation (“LTI”) opportunity valued at approximately 140% of his base salary, pursuant to the Plan. Mr. Yeates’ performance-based STI and LTI payouts will be based upon the achievement of the Company’s performance objectives as approved by the Compensation Committee of the Board. The Employment Agreement requires Mr. Yeates to relocate to the Company’s headquarters in St. Louis, Missouri at the earliest opportunity, but not later than April 12, 2022. While Mr. Yeates has not entered into the Company’s standard form of participation agreement for executive officers of the Company (a “Participation Agreement”) under the Peabody Energy Corporation 2019 Executive Severance Plan (the “Severance Plan”), Mr. Yeates will be required pursuant to the Employment Agreement to comply with the terms of the Severance Plan and Participation Agreement during his employment and may be entitled to the benefits set forth in the Severance Plan upon certain terminations of his employment, subject to Mr. Yeates’ satisfaction of the requirements set forth in the Employment Agreement, Severance Plan and Participation Agreement. Finally, as a condition of his employment with the Company, Mr. Yeates will serve on not more than one non-Company board, and any new directorships must be approved in advance by the Company’s President & CEO.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Yeates and any of the Company’s directors, executive officers, or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Yeates and any other person pursuant to which he was appointed as the Company’s Executive Vice President and Chief Operating Officer. There are no transactions or proposed transactions in which Mr. Yeates has any direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

In connection with Mr. Yeates’ appointment, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Contract of Employment, dated October 22, 2020, between Peabody Energy Australia Coal Pty Ltd and Darren R. Yeates.

99.1	Press Release of Peabody Energy Corporation dated October 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 26, 2020	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer